As filed with the Securities and Exchange Commission on July 24, 2006

Registration Statement No. 333-129118

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2 POST EFFECTIVE AMENDMENT NO. 1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APOLO GOLD & ENERGY INC.
(Name of small business issuer in its charter)

Nevada	1000	98-02049656
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 1209, 409 Granville Street Vancouver, British Columbia V6C 1T2 (604) 687-4150	Nevada Corporate Headquarters, Inc. 101 Convention Center Drive 7th Floor Las Vegas, Nevada 89109 (702) 873-9027
(Address and telephone number of principal executive offices and address of principal place of business)	(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:     As soon as practicable following the date on which the Registration Statement becomes effective.

        If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [   ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee
Selling Securities Holder Common Stock	105,259,779	$.07	$7,368,184.53	$867.24

(1)	Estimated price in accordance with Rule 457(c)and based upon the last reported sale on the OTC Bulletin Board Market on October 17, 2005.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Pursuant to Registration Statement No. 333-127980 on Form SB-2, as amended, declared effective by the SEC as of October 31, 2005 (the “Registration Statement”), Apolo Gold & Energy, Inc., registered 105,259,779 shares of common stock for public resale by the named selling security holders. The Company hereby deregisters the 102,895,392 shares of common stock that were not sold pursuant to the Registration Statement.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

/s/ Peter Bojtos Peter Bojtos, President/CEO July 19, 2006

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter Bojtos Peter Bojtos /s/ Robert G. Dinning Robert G. Dinning /s/ Robert E. Lee Robert E. Lee /s/ Glenn Kelleway Glenn Kelleway /s/ David Tai Wai Yu David Tai Wai Yu	President, Director Chief Financial Officer, Secretary, Director Director Director Director	July 19, 2006 July 19, 2006 July 19, 2006 July 19, 2006 July 19, 2006